EXHIBIT 10.2

CALL OPTION AGREEMENT

This CALL OPTION AGREEMENT (this “Agreement”), dated as of January 31, 2000, is by and among Bank of America, N.A., a national banking association with its principal offices in Charlotte, North Carolina (“Grantor” or “Bank”), Capital Lease Funding, L.P., a Delaware limited partnership with its principal offices in New York, New York (“Buyer”), and CLFC HPII Inc., a Delaware corporation (“CLFC”) that is one of the Buyer’s general partners.

RECITALS

A. The parties to this Agreement are also parties to that certain Purchase and Sale Agreement, dated as of the date hereof (the “Purchase and Sale Agreement”). Capitalized terms used but not defined herein have the meanings set forth in the Purchase and Sale Agreement.

B. Grantor is the owner of certain Pool Assets, consisting of Purchased Mortgage Loans, Converted Loans and Confirmed Loans.

C. Grantor desires to sell and grant to Buyer, and Buyer desires to purchase and acquire from Grantor, a call option for the purchase from Grantor of Grantor’s rights, title and interests in and to, or arising under or in connection with, all or part of the Pool Assets.

D. CLFC has requested that, if certain events occur, it have the right to exercise the call option after Buyer’s right to exercise the call option has expired; and Grantor and Buyer have agreed to this request by CLFC.

In consideration of the mutual agreements contained herein and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions and Rules for Construction. The following provisions govern the interpretation and application of this Agreement:

(a) Definitions. The following capitalized terms shall have the meanings set forth below:

“Call Notice”: A written notice from Buyer to Grantor in form substantially similar to the form attached hereto as Exhibit A.

“Distribution”: A principal payment, or other payment received by Grantor or its agent in respect of a Pool Asset that is for the purpose of reducing the principal balance owed by a Mortgagor in respect of such Pool Asset, including condemnation payments and proceeds from any Lease Enhancement Policy made in respect of such Pool Asset.

“Excluded Mortgage Loans”: Bank Loans or other Commercial Mortgage Loans owned by Grantor, excluding Commercial Mortgage Loans that have been purchased by Grantor from Buyer.

“Exercise Date”: Any Business Day during the Option Period on which Buyer or CLFC exercises the Call Option in whole or in part.

“Loan Documents”: All documents and instruments evidencing or relating to any Pool Asset, including the following:

•	the original promissory note;

•	the original of any guaranty that may have been executed and delivered in connection therewith;

•	the recorded original of the Mortgage, or a copy thereof certified to be a true and complete copy of such original;

•	the recorded original of all assumption, modification, consolidation or extension agreements, if any, with respect to the Mortgage, or a copy thereof certified to be a true and complete copy of such original;

•	the original assignment of the Mortgage;

•	duplicate originals of all intervening assignments of the Mortgage (if any);

•	the original assignment of leases and rents (if any);

•	copies of filed-stamped UCC-l financing statements or UCC-3 extension, assignment or modification statements (if any), or a copy thereof certified to be a true and complete copy of such original;

•	original UCC-3 assignment statements, in blank assigning the UCC-l financing statements;

•	the original title insurance policy, final pro forma title insurance policy or marked and redated title insurance commitment for the Mortgage, or a copy thereof certified to be a true and complete copy of such original;

•	a duplicate original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, or a copy thereof certified to be a true and complete copy of such original;

•	with respect to a Mortgage that does not allow the Mortgagor to self-insure, original binders and copies of related insurance policies (to the extent that said policies have been delivered to Grantor);

•	binders for insurance policies or similar agreements insuring against losses resulting from any failure by a lessee of the Mortgaged Property to make any payment to the Mortgagor as a result of a casualty, a condemnation or otherwise;

•	any other documents or instruments delivered by or on behalf of Mortgagor in respect of such Pool Asset; and

•	an original binder for any Lease Enhancement Policy.

“Option Period”: The period from the date of execution of the Agreement to and including the earlier of (i) 5:00 p.m., Eastern Time, on the Termination Date or (ii) the Expiration Date.

“Substituted Mortgage Loan”: Any Purchased Mortgage Loan that is a Pool Asset and that is replaced with a Bank Loan, under the provisions of Section 2(d) of this Agreement, upon Buyer’s exercise of the Call Option.

(b) Rules for Interpretation. As used in this Agreement, the word “including” means “including, without limitation.” As may be required by the context, the singular of any defined term shall be deemed to also refer to the plural, and vice versa.

2. Call Option. Grantor hereby grants and sells to Buyer, and Buyer hereby purchases from Grantor, the Call Option, subject to the following terms and conditions:

(a) Exercise. Buyer may exercise the Call Option in whole or in part, on one or more Exercise Dates, by delivering a duly executed Call Notice to Grantor during the Option Period; provided, however, that Buyer may not exercise the Call Option unless Buyer is, at the time of exercise, in material compliance with the covenants set forth in Section 22 of the Purchase and Sale Agreement.

(b) Payment of the Exercise Price. Upon exercise of the Call Option, Buyer shall pay Grantor the Exercise Price for the Pool Assets specified in any Call Notice, by wire transfer of immediately available funds to Grantor’s account specified on Schedule I hereto (or such other account as Grantor may specify in writing from time to time), on the earlier of: (i) the date on which the Securitization of all or a majority of such Pool Assets purchased by Buyer closes; (ii) the Termination Date; or (iii) the 30th day after Grantor’s receipt from Buyer of a duly executed Call Notice.

(c) Pool Assets Purchased. If Buyer exercises the Call Option with respect to less than all Pool Assets, Buyer shall designate which Pool Assets it wishes to purchase. Grantor shall have five Business Days to review Buyer’s request. If Grantor does not agree to each Pool Asset designated by Buyer, Grantor and Buyer shall confer with respect to which Pool Assets may be purchased by Buyer. If Buyer and Grantor fail to reach a consensus with respect to which Pool Assets will be purchased, Grantor shall, in its sole discretion, designate which Pool Assets shall be delivered to Buyer, provided that such Pool Assets shall be a representative sampling of all Pool Assets. If Buyer does not agree with Grantor’s designation of Pool Assets, then Buyer may rescind its exercise of the Call Option without prejudice; provided, however, that Buyer shall not unreasonably disagree with Grantor’s designation(s) of Pool Assets to be purchased by Buyer.

(d) Right of Substitution. Notwithstanding the provisions of Section 2(c) and subject to the provision of this Section 2(d), Grantor shall have the right to substitute Bank Loans for Pool Assets, provided that, on the date on which the sale of Pool Assets and Bank Loans to Buyer is consummated pursuant to an exercise of the Call Option, each Bank Loan shall be materially similar to the relevant Substituted Mortgage Loan. For the purposes of this Section 2(d), a Bank Loan is materially similar to a Substituted Mortgage Loan if, with respect to the relevant Substituted Mortgage Loan, the Bank Loan: (i) bears interest at a rate at least equal to the rate payable under the Substituted Mortgage Loan; (ii) has a comparable maturity date; (iii) is secured by a Mortgaged Property leased to a Tenant having, or whose lease obligations are guaranteed by a guarantor having, a long-term unsecured debt rating that is the same or better than the long-term unsecured debt rating of the Tenant or of the guarantor of the lease obligations of the Tenant under the Substituted Mortgage Loan; (iv) is secured by a Mortgaged Property leased to a Tenant in the same or a similar industry group as the Tenant under the lease of the Mortgaged Property securing the Substituted Mortgage Loan; (v) is substantially equivalent in outstanding principal amount as the Substituted Mortgage Loan; and (vi) is secured by a Mortgaged Property subject to a lease substantially similar in maturity and other respects as the lease of the Mortgaged Property securing the Substituted Mortgage Loan. Prior to the sale to Buyer of a Bank Loan in substitution for a Pool Asset, Grantor shall deliver to Buyer copies of the Bank Mortgage Loan Documents, and a statement of the outstanding balance or reserve balance with respect to such Bank Loan, for Buyer’s review. At the sale of a Bank Loan to Buyer, Buyer shall pay Grantor the Exercise Price for such Bank Loan, which Exercise Price shall be: (i) the product of (x) the outstanding principal balance on such Bank Loan, as of the date of the sale, and (y) the applicable multiplier determined under the Purchase Price Grid; or (ii) the maximum amount otherwise determined by application of the Purchase Price Grid to the outstanding principal balance of the Bank Loan as of the date of the sale. Additionally, upon Grantor’s receipt of the Exercise Price in respect of a Bank Loan sold to Buyer under the provisions of this Section 2(d), Grantor shall deliver to Buyer the executed originals, properly endorsed or assigned, of the relevant Bank Mortgage Loan Documents and a certificate, duly executed by an authorized representative of Grantor, representing and warranting that (A) each Bank Loan transferred to Buyer is free of any lien (other than any lien for ad valorem taxes that are not yet payable) that has superior priority to, or that primes the lien of Grantor, encumbrance or impediment to transfer, (B) Grantor has good, valid and marketable title or right to sell and transfer the Bank Loan(s) to Buyer or its designee and (C) the representations and warranties set forth in Section 21(b) of the Purchase and Sale Agreement are true and correct with respect to the Bank Loan(s) to the same extent as if such representations and warranties were made by Grantor for the Bank Loan(s). If Buyer reasonably and in good faith determines that a Bank Loan is not a reasonable substitute for a proposed Substituted Mortgage Loan, then the Call Option shall be deemed to have been exercised without reference to the proposed Substituted Mortgage Loan, and such proposed Substituted Mortgage Loan shall remain a Pool Asset.

(e) Retained Rights. Buyer acknowledges and agrees that Grantor retains all title, rights and interest to (i) each Pool Asset (and all rights, claims and causes of action related thereto) prior to receipt of payment, in full, of an Exercise Price and other amounts due and payable under the provisions of Section 3(c) of this Agreement in respect of Pool Assets purchased pursuant to the terms of this Agreement and (ii) all Pool Assets (including all rights, claims and causes of action related thereto) that are not purchased by Buyer by an exercise of the Call Option.

(f) Transfer of Pool Assets. After receipt of the Exercise Price and any due and unpaid Option Premium, Option Margin Premium and/or Option Premium Adjustment Amount(s), Grantor will transfer to Buyer or its designee the Pool Assets and related Lease Enhancement Policies purchased by Buyer by exercise of the Call Option. Grantor or its designee (including the Custodian) shall deliver the Mortgage Files for the appropriate Pool Assets and, if applicable, the Bank Mortgage Loan Files for Bank Loans to Buyer or its designee within three Business Days of Grantor’s receipt of all amounts required to be paid under the provisions of Sections 2(b) and 3(c) of this Agreement, provided, however, that such Mortgage Files and Bank Mortgage Loan Files will be transferred to Buyer or its designee simultaneously with receipt by Grantor of all amounts required to be paid under the provisions of Sections 2(b) and 3(c) of this Agreement if Buyer has given Grantor at least three Business Days prior written notice of its desire for a simultaneous transfer.

(g) Nonconforming Loans; Right of First Refusal. Notwithstanding any provision to the contrary contained in this Agreement, Grantor shall not be required to sell any of the Pool Assets to Buyer upon Buyer’s exercise of the Call Option unless Buyer also purchases Non-Conforming Loans designated by Grantor if, after giving effect to the proposed purchase of Pool Assets by Buyer pursuant to Buyer’s exercise of the Call Option, the aggregate of the Adjusted Book Amounts for all Prime Pool Assets does not or will not equal at least ninety percent (90%) of the aggregate of the Adjusted Book Amounts for all Purchased Mortgage Loans.

(h) Termination of Call Option Rights. On the Expiration Date, (i) the Call Option shall expire without notice or demand from Grantor and (ii) Buyer’s purchase rights for all Pool Assets shall terminate without notice. Upon any Securitization or any sale or transfer to a third party of Pool Assets by Grantor, Grantor shall remit the Disposition Surplus to Buyer. Before any such Securitization or sale, Grantor shall: (a) notify Buyer of the terms of such Securitization or other disposition of Pool Assets; and (b) consider, in good faith, any offer tendered by Buyer for the purchase of the Pool Assets, provided that such offer must be tendered to Grantor prior to the earlier of: (i) the date on which Grantor has entered into a binding agreement with a third party with respect to the Securitization or other disposition of Pool Assets; (ii) the date on which any securities that may be backed in whole or in part by Pool Assets have been “circled”; or (iii) ten Business Days after the date on which Grantor gives Buyer notice that Buyer may exercise its right of first refusal set forth herein.

3. Consideration. As part of the consideration for the Call Option granted by Grantor to Buyer, Buyer shall pay Grantor an Option Premium and other amounts as set forth below:

(a) Option Premium. Buyer shall pay Grantor the Option Premium for the Call Option upon the earliest of the following to occur of: (i) Buyer’s first exercise of the Call Option that results in Buyer’s purchase of Pool Assets with combined Mortgage Loan Balances of at least $100,000,000; or (ii) December 31, 2000. If Buyer exercises the Call Option and such exercise results in Buyer’s purchase of Pool Assets with combined Mortgage Loan Balances of less than $100,000,000, then Buyer, upon such exercise, shall pay Grantor a portion of the Option Premium, in an amount equal to 0.1% of the Mortgage Loan Balance(s) for the Pool Asset being purchased by Buyer by such exercise. Any and all such amounts received by Grantor shall be credited against the Buyer’s obligation to pay the Option Premium.

(b) Option Margin Premium. Buyer shall pay Grantor the Option Margin Premium in arrears monthly after the Closing Date, until the Expiration Date, and shall be offset, no later than the second Business Day following the fifteenth of any month (or the next following Business Day, if the fifteenth day of a month is not a Business Day), against Remittances received by the Servicer in respect of the applicable month. If the amount of Remittances received with respect to any month are insufficient to fully offset the amount of the Option Margin Premium due for such month, then Buyer shall pay to Grantor the difference between the Option Margin Premium amount and the amount of Remittances received by Servicer or Grantor on the later of (i) the twentieth (20th) day of any month (or the next Business Day after the 20th day of any month, if such 20th day is not a Business Day) or (ii) the second Business Day after the date on which Grantor notifies Buyer that Remittances for the applicable month were insufficient to fully offset the Option Margin Premium for such month.

(c) Payment Upon Exercise. Buyer shall pay Grantor the Option Premium, if any such amount has not been paid previously by Buyer, and/or any unpaid Option Premium Adjustment Amount, and/or any unpaid Option Margin Premium, upon the earliest to occur of (i) 30 days after the applicable Exercise Date, (ii) the Termination Date, or (iii) the effective date of a Securitization or whole loan sale related to Buyer’s exercise of the Call Option. Buyer shall have no right, title or interest in or to any Pool Asset until Grantor has received, in good funds, the relevant Exercise Price and all such amounts.

4. Option Premium Adjustment. Grantor shall determine and inform Buyer of the Market Value of all Pool Assets then-owned by Grantor on at least a bi-weekly basis If (a) the Market Value of the Pool Assets is less than the Mortgage Loan Balances of the Pool Assets or (b) the amount determined by subtracting the Securitization Costs for all Pool Assets from the Market Value of all Pool Assets is less than 103% of the Adjusted Book Amount of all Pool Assets, then (i) Grantor may deliver a Market Deficit Notice to Buyer and to CLFC, and (ii) Buyer shall remit payment of an Option Premium Adjustment Amount, in good funds, to Grantor within five Business Days of receipt of the Market Deficit Notice. Grantor shall hold for its own account all Option Premium Adjustment Amounts paid by Buyer in an interest-bearing account. Prior to the Expiration Date, if Grantor has received payment of an Option Premium Adjustment Amount from Buyer and the Market Value of the Pool Assets subsequently increases such that the Market Value of all Pool Assets is at least 103% of the Adjusted Book Amount of all Pool Assets, then within five Business Days of such increase Grantor shall pay to Buyer the amount by which the Market Value for all Pool Assets exceeds the greater of (i) 103% of the Adjusted Book Amount of all Pool Assets or (ii) the sum of all Mortgage Loan Balances for all Pool Assets, together with all interest accrued thereon. In no event, however, shall Grantor be required to pay to Buyer any amount that, if aggregated with all prior amounts previously refunded by Grantor to Buyer under the terms of this Section 4, would exceed the aggregate of all Option Premium Adjustment Amounts previously paid by Buyer to Grantor. Failure by Buyer to pay an Option Premium Adjustment Amount within five Business Days after receipt of a Market Deficit Notice shall be an Event of Default, and Buyer shall have no further ability to exercise the Call Option.

5. Remittances. Prior to the Expiration Date, Grantor shall, or shall direct the Servicer to, disburse to Buyer on a monthly basis the amount that is the difference between (i) Remittances received during the applicable month and (ii) the Option Margin Premium for the applicable month, provided that the amount of Remittances for the relevant period is at least equal to the amount of the Option Margin Premium for such period.

6. Option Rights of CLFC. If an Event of Default occurs, Grantor shall promptly notify CLFC of such Event of Default and CLFC may exercise the Call Option as to all Pool Assets, subject to the terms and conditions of sub-sections (d) through (f) of Section 2 of this Agreement, to the same extent as if all references to “Buyer” in such sub-sections and in Sections 3(c) and 8 hereof were actually references to “CLFC.” CLFC may exercise the Call Option by (i) tendering to Grantor notice of an intent to exercise the Call Option, in form and substance reasonably similar to the notice attached hereto as Exhibit B, within two Business Days after the date on which Grantor notifies CLFC that an Event of Default has occurred, and (ii) remitting payment to Grantor of the Exercise Price and all other amounts due under the provisions of Section 3(c) of this Agreement within 30 days of Grantor’s receipt of the notice that CLFC is exercising its rights under this Section 6. Grantor shall refrain from exercising its liquidation rights, as set forth in Section 2(h) of this Agreement and/or Sections 13 and 14 of the Purchase and Sale Agreement, until the earliest to occur of the following: (i) Grantor’s receipt of a notice from CLFC that CLFC is not exercising its option rights under this Section 6; (ii) CLFC’s failure to give timely notice of its intent to exercise the Call Option; or (iii) CLFC’s failure to timely pay Bank all amounts due under the terms of this Section 6. CLFC shall have no other rights or interests under this Agreement except as expressly set forth in this Section 6. CLFC shall have no right, title or interest in or to any Pool Asset (except for its purchase right, as set forth in this Section 6) until Grantor has received, in good funds, all such amounts.

7. Representations and Warranties. Buyer, Grantor and CLFC represent and warrant as follows:

(a) Mutual Representations and Warranties. Grantor hereby represents, warrants and acknowledges to Buyer, and Buyer and CLFC each hereby represents, warrants and acknowledges to Grantor, that: (i) it has full power and authority, and has taken all action necessary to execute and deliver this Agreement, and all documents required to be executed and delivered by it hereunder, and to fulfill its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby; (ii) the making and performance by it of this Agreement, and all documents required to be executed by it hereunder, and to fulfill its obligations hereunder and thereunder, does not and will not violate any law or regulation of the jurisdiction under which it exists, any other law or regulation applicable to it or any other agreement to which it is a party or by which it is bound; (iii) this Agreement, and all documents required to be executed by it hereunder have been duly executed and delivered by it and constitute its legal, valid and binding obligations, enforceable in accordance with the respective terms hereunder or thereunder; and (iv) all approvals, authorizations or other actions by, or filings with, any governmental authority necessary for the validity or enforceability of its obligations under this Agreement, and all documents required to be executed and delivered by it hereunder have been obtained.

(b) Buyer’s and CLFC’s Separate Representations and Warranties. Buyer and CLFC each further represents, warrants and acknowledges to Grantor that: (i) Buyer and CLFC has received, reviewed and relied upon such information concerning the legal, business and financial condition of the Pool Assets as Buyer and CLFC considers adequate to make an informed decision regarding the purchase of the Call Option; (ii) Buyer is a sophisticated purchaser with respect to the Call Option; (iii) Grantor has not given any investment advice or rendered any opinion to Buyer or CLFC as to whether the purchase of the Call Option is prudent, and neither Buyer nor CLFC is relying on any representation or warranty of Grantor except as expressly set forth in this Agreement; (iv) Buyer and CLFC each acknowledges that the Exercise Price may vary from the fair market value of Pool Assets purchased pursuant to an exercise of the Call Option; (v) without in any way implying that the Call Option is a “security” within the meaning of applicable securities laws, no offer to sell or solicitation of any offer to buy the Call Option or any portion of the Pool Assets has been made by Grantor in a manner that would violate or require registration under such applicable securities laws, both Buyer and CLFC are sophisticated investors with respect to the Call Option, neither Buyer nor CLFC was formed for the purchase of buying the Call Option and neither Buyer nor CLFC is buying the Call Option with the intent to sell, assign or distribute the Call Option in any manner that would violate applicable securities laws; and (vi) following an exercise of the Call Option in respect of Pool Assets, neither Buyer nor CLFC shall have any recourse to Grantor with respect to Pool Assets purchased by virtue of any exercise of the Call Option.

(c) Grantor’s Separate Representations and Warranties. Grantor further represents, warrants and acknowledges to Buyer and CLFC that: (i) neither Buyer nor CLFC has given any investment advice or rendered any opinion to Grantor as to whether the sale of the Call Option is prudent, and Grantor is not relying on any representation or warranty by Buyer or CLFC except as expressly set forth in this Agreement; (ii) Grantor has received, reviewed and relied upon such information concerning the legal, business and financial condition of the Pool Assets as Grantor considers adequate to make an informed decision regarding the sale of the Call Option; (iii) Grantor acknowledges that the Exercise Price may vary from the fair market value of the Pool Assets purchased pursuant to an exercise of the Call Option; and (iv) without implying that the Call Option is a “security” within the meaning of applicable securities laws, Grantor is a sophisticated investor with respect to the Call Option, Grantor was not formed for the purpose of selling the Call Option and Grantor is not selling the Call Option with a view to any public distribution thereof that would violate applicable securities laws.

8. Notice to Custodian and Servicer. Upon receipt of an Exercise Price and all other amounts due under the provisions of Section 3(c) of this Agreement, Grantor shall inform the Custodian and the Servicer (or their respective successors or successors-in-interest) of the transfer of Pool Assets purchased by Buyer. Additionally, upon receipt of such Exercise Price, Grantor shall instruct: (i) Custodian to transfer to Buyer or its designee all Loan Documents relating to all Pool Assets purchased in respect of such exercise of the Call Option or, if so requested by Buyer, to hold such Loan Documents on the behalf and expense of Buyer; and (ii) Servicer to remit to Buyer or its designee all payments received by Servicer in respect of the purchased Pool Assets from and after the date on which Grantor receives the Exercise Price and all other amounts due under the provisions of Section 3(c) of this Agreement and, at Buyer’s request, to service such Pool Assets on the behalf and expense of Buyer. If, however, Grantor or its designee has not received an original or a copy of any of the Loan Documents with respect to any Pool Asset (excluding any Bank Loan) from Buyer when Buyer or CLFC exercises the Call Option, Grantor shall not be required to deliver the original of such document or instrument to Buyer, and Grantor’s failure to deliver such document(s) shall not be a breach of Grantor’s obligations hereunder. Grantor shall have no liability for any expense or charge associated with any expenses incurred by or services performed by or on account of Custodian and Servicer in respect of Pool Assets sold to Buyer upon exercise of the Call Option after the date on which the Exercise Price and other amounts due and payable under the provisions of Section 3(c) of this Agreement are paid for such Pool Assets.

9. Principal Payments and Other Payments. Should Grantor receive any Distribution on or after receipt from Buyer or CLFC of payment of an Exercise Price in respect of such Pool Assets, Grantor will, within three (3) Business Days after receipt of any such Distribution, pay the same over to Buyer or CLFC, as appropriate, in the currency received by it. Until any Distributions are transferred to Buyer or CLEC pursuant to this Section 9, Grantor shall hold the same in trust for Buyer or CLFC and for Buyer’s or CLFC’s sole account. If Grantor’s agent receives any Distribution on or after an Exercise Date in respect of such Pool Assets, Grantor shall, upon notice of such event, direct such agent to promptly remit such Distribution to Buyer or CLFC, as appropriate.

10. Notices. All notices permitted or required to be delivered under the terms of this Agreement shall be delivered by telecopy, at the telecopy number listed below, with an original to follow by overnight delivery or certified U.S. mail to the following addresses. The telecopy numbers and addresses set forth below may be changed from time to time by written notice sent to the other party to this Agreement. Receipt of any notice shall be deemed to have occurred on the first Business Day following the date on which delivery is made by telecopy. The addresses and telecopy numbers for delivery of notices are as follows:

If to CLF:	Capital Lease Funding, L.P.
Attention: Mr. Paul H. McDowell
110 Maiden Lane, 36th Floor
New York, NY 10005
Telecopy: (212) 217-6301

With a copy to:	Mr. Alan Lawrence
Cadwalader, Wickersham & Taft
100 Maiden Lane
New York, NY 10038
Telecopy (212) 504-6666

and:	CLFC HPII Inc.
Attention: Mr. Robert Perro
50 Charles Lindbergh Blvd.
Uniondale, NY 11553
Telecopy: (516) 745-6787

If to Bank of America:	Bank of America, N.A.,
Attention: Mr. Robert D. Howlett
100 North Tryon Street, 16th Floor
NC1-007-16-10

Charlotte, NC 28255
Telecopy: (704) 386-2927

With a copy to:	Mr. Bradley E. Pearce
Moore & Van Allen, PLLC
100 North Tryon Street, 47th Floor
Charlotte, NC 28202-4003
Telecopy: (704) 378-2095.

11. Indemnification. (a) Grantor shall indemnify and hold Buyer (and, as appropriate, Buyer’s fiduciaries, officers, managers, directors, partners, employees and agents) harmless from any actual losses, costs or expenses, including actual, reasonable legal fees and expenses, that are incurred as a result of breaches of any of the representations, warranties, covenants or agreements made or given by Grantor in this Agreement; and (b) Buyer or CLFC, as appropriate, shall indemnify and hold Grantor and its affiliates (and, as appropriate, their respective officers, directors, trustees, fiduciaries, managers, employees and agents) harmless from any actual losses, costs or expenses, including actual, reasonable legal fees and expenses, that are incurred as a result of breaches of any of Buyer’s or CLFC’s representations, warranties, covenants or agreements made or given in this Agreement.

12. Costs and Expenses. Each party hereto shall be responsible for its own fees and expenses (including attorneys’ fees and costs) in connection with any execution and delivery of a Call Notice.

13. Assignments. No party may assign this Call Option other than to an affiliate or subsidiary of such party, provided that such assignment has been consented to in writing by the other parties hereto. No party shall unreasonably withhold its consent to any proposed transfer to an affiliate or subsidiary; nor shall any transfer alter, amend or modify any party’s obligations under this Agreement.

14. Intent of Parties. The parties intend that (i) a transfer of any Pool Assets purchased pursuant to an exercise of the Call Option shall constitute a true sale or absolute assignment of, rather than a pledge of an interest in, the Pool Assets so transferred to Buyer or CLFC and (ii) there are no third-party beneficiaries of the parties’ rights and obligations under this Agreement.

15. Further Assurances. From and after the date hereof, each party hereto covenants and agrees to execute and deliver all such agreements, instruments and documents and to take all such further actions any other party may reasonably deem necessary from time to time (at the requesting party’s expense) to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated hereby and to fully effect the transfer of the purchased Pool Assets to Buyer or CLFC, or their respective designee, upon proper exercise of the Call Option.

16. Termination at Will. Either Grantor or Buyer may terminate this Agreement upon 120 days written notice to the other party hereto, and the 120th day following the date of any such notice shall be an Expiration Date.

17. Miscellaneous. The following provisions shall apply to this Agreement:

(a) Binding Effect and Benefit. This Agreement shall be binding upon, enforceable by, and inure to the benefit of, the parties hereto and their respective successors and assigns, subject to the provisions of Section 13 of this Agreement.

(b) Survival. The representations, warranties, covenants, agreements and indemnities contained herein shall survive the execution, delivery and performance of this Agreement and all documents to be executed in connection herewith.

(c) Complete Agreement; Amendments. This Agreement constitutes the full and final agreement among the parties hereto with respect to the matters set forth herein; there are no prior or contemporaneous agreements with respect to the subject matter hereof that shall survive execution and delivery of this Agreement. Any amendments to, or waivers of, this Agreement shall be in writing and signed by Grantor, Buyer, and CLFC.

(d) Choice of Law; Jurisdiction and Venue. This Agreement shall be interpreted under the laws of the State of North Carolina, without giving effect to the choice-of-law provisions thereof. Any action or proceeding relating in any manner to this Agreement or the Call Option shall be heard by a court sitting in Mecklenburg County, North Carolina.

(e) Counterparts; Delivery by Telecopy. This Agreement may be executed in one or more counterparts, each of which shall constitute an executed original hereof and which together shall constitute but one and the same instrument. Any party hereto may deliver an executed counterpart of this Agreement by telecopy, which telecopy, when so received, shall be fully enforceable against the party delivering the executed original by telecopy and fully admissible in any action or proceeding to the same extent as if it were the original executed instrument. Without limiting the foregoing, any party delivering an executed original of this Agreement by telecopy shall promptly deliver an executed original hereof to the other parties, without further notice or demand.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

BUYER:		GRANTOR:

CAPITAL LEASE FUNDING, L.P., by CLF HOLDINGS, INC., its general partner		BANK OF AMERICA, N.A.

By:	/s/ PAUL H. MCDOWELL	By:	/s/ ROBERT D. HOWLETT
Name:	Paul H. McDowell	Name:	Robert D. Howlett
Title:	Senior Vice President	Title:	Vice President

CLFC HPII INC.

By:	/s/ ROBERT A. PERRO
Name:	Robert A. Perro
Title:	Vice President

SCHEDULE I

Grantor’s Wire Instructions:

Account Name:	Bank of America, N.A./Charlotte, NC
ABA#:	053-000-196
Acct#:	1366212250600 Corporate Credit Services
Attention:	Edna Benson
Reference:	Capital Lease Funding/Call Option

Buyer’s Wire Instructions:

Bank Name:	Bank of New York
ABA#:	021 000 018
Acct#:	8900039248
Beneficiary:	Capital Lease Funding, L.P., 110 Maiden Lane, 36th Floor, New York, NY 10005
Attention:	Mary Kay Downey (212) 217-6300
Reference:	Call Option

Exhibit A

[BUYER LETTERHEAD]

Call Notice

[DATE]

Bank of America, N.A.

100 North Tryon Street, 16th Floor

Charlotte, North Carolina 28255

Attention: Mr. Robert D. Howlett

RE:	Call Option Agreement, dated as of January 31, 2000 (the “Agreement”), by and among Buyer, CLFC and Grantor (capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Agreement)

Ladies and Gentlemen:

This is a “Call Notice” as referred to in Section 2(a) of the Agreement. Subject to the terms set forth in the Agreement, Buyer hereby purchases from Grantor, subject to Grantor’s timely receipt of the Exercise Price and other amounts due under the terms of Section 3(c) of the Agreement, the following Pool Assets:

(DESCRIPTION OF PURCHASED POOL ASSETS, INCLUDING MORTGAGORS,

DATES AND AMOUNTS)

Buyer hereby represents and warrants to Grantor that each of the representations and warranties made by Buyer in the Agreement is true and correct as of the date hereof.

Please acknowledge your receipt of this Call Notice by signing in the space provided below and faxing an executed copy of this letter to Buyer at (212) 217-6301 (attention: Mr. Paul H. McDowell).

Sincerely,

CAPITAL LEASE FUNDING, L.P., by CLF HOLDINGS, INC., its general partner

By:
Name:
Title:

A-1

RECEIPT ACKNOWLEDGED:

Bank of America, N.A.

By:
Name:	Robert D. Howlett
Title:	Vice President

A-2

Exhibit B

[CLFC LETTERHEAD]

Call Notice

[DATE]

Bank of America, N.A.

100 North Tryon Street, 16th Floor

Charlotte, North Carolina 28255

Attention: Mr. Robert D. Howlett

RE:	Call Option Agreement, dated as of January 31, 2000 (the “Agreement”), by and among Buyer, CLFC and Grantor (capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Agreement)

Ladies and Gentlemen:

This is a “Call Notice” as referred to in Section 6 of the Agreement. Subject to the terms set forth in the Agreement, CLFC hereby purchases from Grantor, subject to Grantor’s timely receipt of the Exercise Price and other amounts due under the provisions of Section 6 of the Agreement, the Pool Assets.

CLFC hereby represents and warrants to Grantor that each of the representations and warranties made by CLFC in the Agreement is true and correct as of the date hereof.

Please acknowledge your receipt of this Call Notice by signing in the space provided below and faxing an executed copy of this letter to CLFC at (516) 745-6787 (attention: Mr. Robert Perro).

Sincerely, CLFC HPII Inc.

By:

Name: Title:

RECEIPT ACKNOWLEDGED: Bank of America, N.A.

By:

Name: Robert D. Howlett Title: Vice President

B-1